Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS
We consent to the incorporation by reference in Registration Statement No. 333-149837 of Oncothyreon Inc. on Form S-3, Registration Statement No. 333-137342 of Biomira Inc. on Form F-10, and Registration Statement Nos. 333-146964 and 333-146966 of Biomira Inc. on Form S-8 of our report dated March 13, 2008, relating to the consolidated financial statements of Oncothyreon Inc. appearing in this Annual Report on Form 10-K of Oncothyreon Inc. for the year ended December 31, 2008.
/s/ Deloitte & Touche LLP
Independent Registered Chartered Accountants
Edmonton, Alberta, Canada
March 27, 2009